EXHIBIT 10.6

ESCROW AGREEMENT

ESCROW AGREEMENT (this “Agreement”), dated as of October 1, 2009 by and between Christopher A. Wilson, a licensed attorney in the State of California (State Bar No. 130770) (“Escrow Agent”), and each of  Vivakor, Inc., a Nevada corporation (“Vivakor”) and  IME Capital, LLC (“IME”).  IME and Vivakor are collectively referred to as the “Parties.”

R E C I T A L S

A. IME entered into that certain Stock Purchase Agreement dated August 21, 2009 to purchase 3,185,000 shares of Common Stock of Vivakor at a purchase price of $0.23 per share.

B. Vivakor has delivered to Escrow Agent stock certificates representing the shares purchased by IME.  IME desires to deliver payment of the purchase price to Escrow Agent in exchange for issuance of the stock certificates representing the shares purchased, and Vivakor desires Escrow Agent to deliver the stock certificates upon receipt of the purchase price of the shares by Escrow Agent for and in its behalf.

C. Vivakor and IME desire to engage Escrow Agent for the sole purpose of receiving the funds and disbursing the funds and the stock certificates in accordance with their mutual instructions set forth below.

NOW, THEREFORE, IT IS AGREED:

1. Deposit into Escrow.    IME shall arrange for deposit of the purchase price of the shares of Vivakor common stock pursuant to the Subscription Agreement (the “Escrow Funds”) into Escrow Agent’s account maintained at City National Bank (the “Escrow Account”) set forth below:

Bank:	City National Bank
18111 Von Karman Avenue, Suite 100
Irvine, CA 92612

ABA:	xxxxxxxxxxxx

Account:	xxxxxxxxxxxx

Account Name:	Christopher A. Wilson Attorney Client Trust Account

FBO:	Vivakor, Inc.

SWIFT Code:	xxxxxxxxxxxxx

Bank Contact:	Anneliese Steuernagel (949) 233-4007

The Escrow Agent shall hold the Escrow Funds in escrow when delivered.  The Escrow Account shall not be interest bearing.

2. Terms of Escrow.  Escrow Agent shall maintain the Escrow Funds in the Escrow Account for the benefit of IME and Vivakor.  The Escrow Agent shall disburse the Escrow Funds only as follows:

(a)	Escrow Agent shall release the Escrow Funds to Vivakor within two (2) business days of receipt of written instructions (via email or otherwise) from IME to release the Escrow Funds to Vivakor.

(b)	If Escrow Agent has not received written instructions to release the Escrow Funds to Vivakor within 30 days after the date of this Agreement, then either :

1.	IME shall return to Escrow Agent all stock certificates representing the shares of Vivakor common stock, or

2.	If such stock certificates have not been returned to Escrow Agent within 30 days after the date of this Agreement, then all Escrow Funds shall be immediately released to Vivakor.

Such instructions may not be modified except by unanimous written agreement of Vivakor and IME.  Unless otherwise instructed, any Escrow Funds remaining in the Escrow Account at the end of the Term shall automatically and without further action shall be distributed to Vivakor; provided, however if the Escrow Funds are being maintained by Escrow Agent pending resolution of any conflicting instructions or conflicting claims, then the Term shall automatically be extended until resolution of such conflicting instructions or claims.

3. Not Acting as Counsel.  The Parties acknowledge that Escrow Agent is a licensed and practicing attorney in the State of California, and has represented and continues to represent Vivakor.  However, in connection with this Escrow Agreement, Escrow Agent shall act only as instructed pursuant to the Escrow Agreement, and not pursuant to any attorney client relationship with Vivakor.  IME agrees that Escrow Agent is not acting as legal counsel for IME.  Escrow Agent does not now and has not in the past acted as legal counsel and is under no obligation to provide legal advice or counsel to IME, except pursuant to a written engagement agreement.  No communication pursuant to this Escrow Agreement between the Escrow Agent and either Party shall be deemed to be legal advice.  Each of the Parties has had the right and opportunity to obtain independent legal advice.

4. Fees.  The Parties shall pay Escrow Agent a fixed transaction fee equal to $500.00 due and payable at the time such amounts are disbursed to any of the parties, plus all costs of wire transfers, bank fees and similar or related charges incurred by Escrow Agent.  Such amounts are collectively referred to as the “Escrow Fees.”

5. Duties and Obligations of the Escrow Agent.

(a) The parties hereto agree that the duties and obligations of the Escrow Agent shall be only those obligations herein specifically provided and no other.  The Escrow Agent’s duties are those of a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct or gross negligence in the performance of its duties hereunder;

(b) The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with the advice of such counsel;

(c) The Escrow Agent shall not be bound in any way by the terms of any other agreement to which any of the Parties are a party, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by the Parties or any other parties thereto.  The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing agreed to in writing by the Escrow Agent;

(d) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action other than keeping safely the Escrow Funds or taking certain action until the Escrow Agent is directed otherwise in writing jointly by the Parties, as well as any party making a claim of competing interest or by a final judgment of a court of competent jurisdiction;

(e) The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which the Escrow Agent, in good faith, believes to be genuine.  The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement;

(f) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Escrow Funds;

(g) If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of any of the Escrow Funds, it may do so by delivering the Escrow Funds to the Parties in accordance with the disbursement procedure set forth in Section 2(a).  Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Escrow Funds and this Agreement, and Parties and consultants shall promptly pay all monies they may owe to the Escrow Agent for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses;

(h) This Agreement shall not create any fiduciary duty on the Escrow Agent’s part to any of the Parties, nor disqualify the Escrow Agent from representing either any party in any dispute with any other; provided, however, that in the event of such dispute, the Escrow Agent shall have the right to commence an interpleader action in any court of competent jurisdiction of the State of California or of the United States located in the State of California, County of Orange, and deposit the Escrow Funds with such court; and

(i) Upon the full performance of this Agreement, the Escrow Agent shall be deemed released and discharged of any further obligations hereunder.

6. Indemnification.

(a) Each of Parties hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney’s fees, and amounts paid in settlement) resulting from claims asserted by any party against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;

(b) Each of the Parties hereby indemnifies and holds the Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities and expenses that may be incurred by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, including, but not limited to, all legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that the Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence in its  performance as Escrow Agent hereunder

(c) In the event of any legal action or Proceeding involving any of the parties to this Agreement which is brought to enforce or otherwise adjudicate any of the rights or obligations of the parties hereunder, the non-prevailing party or parties shall pay the legal fees of the prevailing party or parties and the legal fees, if any, of the Escrow Agent.

7. Miscellaneous.

(a) All notices, objections, requests, demands and other communications sent to any party hereunder shall be deemed duly given if (x) in writing and sent by facsimile transmission to the Person for whom intended if addressed to such Person at its facsimile number set forth below or such other facsimile number as such Person may designate by notice given pursuant to the terms of this Section 6 and (y) the sender has confirmation of transmission:

(i) If to any Party:	As specified in Attachment A

(ii) If to the Escrow Agent:	Christopher A. Wilson, Esq.
9110 Irvine Center Drive
Irvine, CA 92618
Tel: (949) 752-1100
Fax: (949) 752-1144

(b) This Agreement has been prepared, negotiated and delivered in the State of California and shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts entered into and performed entirely within California, without giving effect to the principles of California law relating to the conflict of laws.

(c) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

(d) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

7. Termination of Escrow.   The term of this Escrow Agreement shall begin upon the date hereof and shall continue until terminated upon the earlier to occur of (i) the Escrow Funds are fully distributed or (ii) the written agreement of the parties to terminate this Agreement, or (iii) the date that is one year after the execution hereof.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have affixed their hands and seal to this Agreement on the day and year first above written.  Attachment A is hereby incorporated by reference to this Agreement.

__/s/ Christopher A. Wilson__________
Christopher A. Wilson, as Escrow Agent

IME Capital, LLC

By:      /s/ Todd C. Smith

Title: Manager

Vivakor, Inc.

By:      /s/ Matt Nicosia

Title:  Executive Chairman

ATTACHMENT A

PARTIES

Name:	Vivakor, Inc.

Contact person:	Matt Nicosia

Address:

Tel:
Fax:

Name:	IME Capital

Contact Person:

Address:

Tel:
Fax:

Name:
Address:

Tel:
Fax: